UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On May 24, 2013, Iconix Brand Group, Inc. (the “Company”) issued a press release announcing its purchase of the 49% minority interest in IP Holdings Unltd LLC (“IPHU”), owner of the Ecko Unltd., Marc Ecko Cut & Sew and related trademarks. Previously, the Company held a 51% controlling interest in IPHU. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On May 30, 2013, the Company paid to the holders of a promissory note approximately $52.7 million, representing total outstanding principal and accrued interest to date. This promissory note was issued by IPHU in connection with the Company’s original acquisition of a 51% interest in the Ecko and Zoo York brands and related assets in October 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Iconix Brand Group, Inc. dated May 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen

Name: Warren Clamen
Title: Executive Vice President and Chief Financial Officer

Date: May 31, 2013